Exhibit 10.2

Amendment No. 3 to Distribution Services Agreement

This Amendment No. 3 dated as of January 17, 2014 (this “Amendment”) is to the Distribution Services Agreement dated January 16, 2007, as amended (the “Agreement”), by and among ALPS Distributors, Inc., a Colorado corporation and a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the “Distributor”), GreenHaven Commodity Services, LLC, a Delaware limited liability company (the “Managing Owner”), and GreenHaven Continuous Commodity Index Fund, a Delaware statutory trust (the “Fund”).

WHEREAS, the Distributor, the Managing Owner and the Fund wish to amend the Agreement in certain respects as more fully set forth below effective as of the date of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Effective as of January 1, 2014 the following sentence replaces the only sentence of Section 2 (Fees for the Services) of the Agreement as follows:

In exchange for the Distributor’s provision of the Services, the Managing Owner agrees to pay to the Distributor a fee in an amount to be agreed to in writing by the parties hereto from time to time, subject to any limitation imposed by any applicable law, rule or regulation. Distribution fees shall be $50,000 per annum, not to exceed $150,000 for the three-year period beginning August 9, 2013.

2.           Effective as of the date of this Amendment, the first sentence of Section 3 (Expenses and Disbursements) of the Agreement is replaced in its entirety as follows:

The Managing Owner shall reimburse the Distributor for any reasonable expenses or disbursements incurred by the Distributor in connection with the performance by the Distributor of its Services hereunder not to exceed $50,000 per annum, not to exceed $150,000 for the three-year period beginning August 9, 2013.

3.           Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the Effective Date.

GREENHAVEN COMMODITY SERVICES, LLC		ALPS DISTRIBUTORS, INC.

By:	/s/ Ashmead F. Pringle, III	By:	/s/ Thomas A. Carter
Name: Ashmead F. Pringle, III		Name: Thomas A. Carter
Title: Manager		Title: President

GREENHAVEN CONTINUOUS COMMODITY
INDEX FUND, By its Managing Owner
GREENHAVEN COMMODITY SERVICES, LLC

By:	/s/ Ashmead F. Pringle, III
Name: Ashmead F. Pringle, III
Title: Manager

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